Exhibit 4.3

                             AMENDED AND RESTATED

                           PULSE ENGINEERING, INC.
                     SENIOR MANAGEMENT STOCK OPTION PLAN


     1. Purpose of the Plan. The purpose of this Senior Management Stock Option Plan (the "Plan") is to serve as an incentive to, and to encourage stock ownership by, the senior management of Pulse Engineering, Inc., a Delaware corporation (the "Company"). The Plan has been developed to enable such employees of the Company to participate in the Company's growth and profitability and to induce them to remain in the employ of the Company. The Company is the surviving corporation in a merger between the Company and ECO Acquisition Corporation, a California corporation, which became effective July 31, 1986. This Plan applies to all options granted hereunder on or after April 30, 1987.

     2. Shareholder Approval and Term of Plan. This Plan shall be approved by a majority of the shareholders in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, 17 C.F.R. section 240.16b-3, after adoption by the Board of Directors of the Company (the "Board"). Options may be granted, but not exercised, prior to shareholder approval. If the Board fails to adopt this Plan or if the shareholders fail to approve this Plan, any options granted under this Plan shall be of no effect. This Plan shall terminate
April 29, 1997 unless terminated earlier by the Board. The Board may terminate this Plan at any time without shareholder approval, but termination of this

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Plan prior to April 29, 1987 shall not affect rights and obligations with respect to options theretofore granted and then in effect.

     3. Administration of Plan. This Plan shall be administered by the Board or by a committee to which administration of this Plan is delegated (in either case, the "Committee"). No option shall be granted to a director of the Company except by the Board, a majority of which Board and a majority of the directors acting in the matter, are "disinterested" (as defined below) or by a Committee composed of at lease three persons all of whom are "disinterested." No option shall be granted to an officer of the Company who is not a director except by the Board, by a committee of three or more directors, or by a Committee composed of at least three persons, all of whom are "disinterested." A person shall be deemed "disinterested" if at the time he exercises discretion in administering the Plan, he is not eligible, and has not at any time within one year prior thereto been eligible, for selection as a person to whom options may be granted pursuant to this Plan or any other plan of the Company entitling participants to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. The Committee may delegate nondiscretionary administrative duties to such employees of the Company as it shall deem proper. The Committee may make such rules and regulations as it deems necessary to administer this Plan and to interpret the provisions of this Plan. Any determination, decision or action

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of the Committee in connection with the construction, interpretation, administration or application of this Plan or any option granted under this Plan shall be final, conclusive and binding. No member of the Committee shall be liable for any determination, decision or action made with respect to this Plan or an option granted under this Plan.

     4. Eligible Employees. The Committee shall not grant an option under the Plan to any employee who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, or any parent or subsidiary of the Company. Only the President of the Company and those employees who report directly to the President (collectively, the "senior management") shall be eligible to participate in the Plan. No person shall be granted an option under the Plan unless, on the date of grant, such person is an employee of the Company or any parent or subsidiary of the Company.

     5. Stock Subject to the Plan. The stock subject to the options shall be shares of the Company's authorized but unissued or acquired or reacquired Class A Voting Common Stock ("Voting Common Stock"). Subject to the provisions of Section 6.10 and 8 of the Plan, the maximum aggregate number of shares for which options may be granted and sold under the Plan is 712,000 shares.

     6. Time of Grant; Terms and Conditions of Options. No options may be granted under the Plan after September 30, 1991. Any option granted pursuant

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to the Plan shall be evidenced by an agreement, which agreement shall comply with and be subject to the following terms and conditions:

          6.1 Number of Shares. Each option shall state the number of shares to which it pertains.

          6.2 Exercise of Installments. The number of shares subject to the option shall be divided into installments, and shall be exercisable ("accrue") as follows:

               (a) Installments. Any option granted before October 1, 1987 shall be divided into five installments. Any option granted on or after October 1, 1987, but before October 1, 1988 shall be divided into four installments. Any option granted on or after October 1, 1988, but before October 1, 1989, shall be divided into three installments. Any option granted on or after October 1, 1989 but before October 1, 1990 shall be divided into two installments. Any option granted or after October 1, 1990 but before October 1, 1991 shall have a single installment, consti tuting the total number of shares subject to the option. The base amount of each installment shall consist of the total number of shares subject to the option, divided by the number of installments, subject to adjustment and carryover as provided in
Section 6.3 and residual carryover as provided in Section 6.4.

               (b) Accrual. Initially, each installment, or any part thereof, shall be exercisable (accrue) only within an option

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exercise period for such installment ("Option Exercise Period"), as follows:

                   Option Exercise Period for Installments

If Total
Installments are:   5   4   3   2   1
---------------------------------------------------------------------
Installment Number                               Corresponding
within Total:                                Option Exercise Period
------------------                           -----------------------
                    1                        October 1, 1987-
                                             February 29, 1988

                    2   1                    October 1, 1988-
                                             February 28, 1989

                    3   2   1                October 1, 1989-
                                             February 28, 1990

                    4   3   2   1            October 1, 1990-
                                             February 28, 1991

                    5   4   3   2   1        October 1, 1991-
                                             February 29, 1992


     If an installment, or any part thereof, is not exercised during the Option Exercise Period for such installment, such installment, or any part thereof, shall be exercisable only during the Option Exercise Period for any subsequent installment. In the years 1992, 1993, 1994, 1995 and 1996, any installment, or any part thereof, shall be exercisable during an Option Exercise Period consisting of the five-month period commencing October 1 of such year and terminating on the last day of February in the following year. Notwithstanding any provision of the Plan to the contrary, the Committee may extend the Option Exercise Period for any year to the period consisting of the 12 months beginning October 1 of such year and terminating on the last day of

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September in the following year.  In no event shall an option be exercisable in whole or in part after April 29, 1997.

          6.3 Adjustments in Installments. For each optionee, the number of shares exercisable (accruing) in any installment shall be adjusted by the Committee, based upon the Company's performance, as provided herein.

          All calculations shall be made by or under the direction of the Committee. Prior to the commencement of the Option Exercise Period for each installment, the Committee shall notify each optionee of the adjusted amount of the installment as applicable to such optionee, and the basis for calculating such adjustment. For each optionee, the Committee shall determine the number of shares exercisable in each installment as follows: First, the Committee shall determine the base amount of exercisable option shares in the installment for all optionees ("Base Pool") pursuant to Section 6.3(a). Second, the Committee shall evaluate the Company's performance for the fiscal year ending prior to the commencement of the Option Exercise Period for the installment in question and establish a measurement of that performance with respect to the installment (the "Performance Factor") pursuant to Section 6.3(b). Third, the Committee shall calculate the adjusted total number of shares exercisable (accruing) within the installment for all optionees (the "Adjusted Pool"), determined by reference to the Performance Factor pursuant

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to Section 6.3(c) (initial five (5) installments) and Section 6.3(d)
(carryover installment). Fourth, the Committee shall allocate the number of exercisable shares within the Adjusted Pool to the optionees participating in the installment, pursuant to Section 6.3(e).

               (a) Base Pool. For each installment, the Committee shall calculate the Base Pool as follows: For each optionee, divide the total number of shares subject to the option granted to the optionee by the number of installments for the option, as determined under Section 6.2. The resulting number constitutes the accrual base amount for all installments with respect to the optionee. For each installment, add up the accrual base amounts for all optionees. The resulting sum of the accrual base amounts in the installment for all optionees constitutes the Base Pool for that installment. See Exhibit A attached hereto for an example of the calculation of the Base Pool.

               (b) Evaluation of Performance. Prior to the commencement of the Option Exercise Period for an installment, the Committee shall compare the Company's actual performance for the fiscal year ending previous to the Option Exercise Period for the installment, with the Company's goals for that fiscal year. Actual performance shall be measured in terms of the Company's annual earnings before interest and taxes ("EBIT") and the Company's annual return on assets ("ROA"), where return refers to pre-tax earnings for the fiscal year and assets refers to the average value of assets for the fiscal year

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determined by adding the value of assets at the beginning of the fiscal year and the value of assets at the end of the fiscal year and dividing by two. EBIT and ROA shall be determined from the Company's audited annual financial statements. The Company's goals for EBIT and ROA for the fiscal years ending in 1987 through 1992 are as set forth in Exhibit B. These goals may be revised by the Board, by action of the Board duly taken in accordance with the Company's Articles and Bylaws. The comparison between actual performance and goals for any fiscal year shall be made as follows:

          (1) Actual EBIT for the fiscal year shall be divided by the goal for EBIT for that fiscal year, and the resulting number converted to a percentage.

          (2) Actual ROA for the fiscal year shall be divided by the goal for ROA for that fiscal year, and the resulting number converted to a percentage.

          (3) Item (1) and Item (2) shall be added and the resulting percentage shall be divided by two. The number resulting from the procedure specified in this Item (3) shall be identified as the "Performance Factor" with respect to the installment in question.

See Exhibit C attached hereto for an example of the calculation of the Performance Factor.

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               (c)  Adjustment.  With respect to each installment, the
Committee shall determine the adjusted amount of the installment (the "Adjusted Pool") based upon the Performance Factor for that installment as follows:

                    (1) If the Performance Factor is less than One Hundred Percent (100%), then the Adjusted Pool for the installment in question shall be the Base Pool multiplied by the Performance Factor, unless the Performance Factor is less than Eighty Percent (80%), in which case the Adjusted Pool shall be zero (0) shares. See Exhibit D for an example of this calculation.

                    (2) If the Performance Factor is equal to One Hundred Percent (100%), then the Adjusted Pool for the installment in question shall be equal to the Base Pool. See Exhibit E for an example of this calculation.

                    (3) If the Performance Factor is greater than One Hundred Percent (100%), then the Adjusted Pool for the installment in question shall be the Base Pool for that installment plus the Carryover Accrual for that installment, as determined herein. The Carryover Accrual for any installment shall be the lesser of the Previous Installment Makeup as determined under (i) below, the

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          Aggregate Performance Makeup as determined under (ii) below, or the unexercisable portion of all previous installments.

                         (i) The Previous Installment Makeup is calculated by multiplying (A) the Base Pool for the previous installment, by (B) the Pro Forma Adjustment Factor for the current installment determined according to the table ("Table") set forth below. For purposes of the Table, any Performance Factor which is not a whole percentage shall be rounded down to the nearest whole percentage. For example, for purposes of the Table, 101.9% shall be rounded down to 101%. See Exhibit F for an example of the calculation of the Previous Installment Makeup.


          PERFORMANCE FACTOR/PRO FORMA ADJUSTMENT TABLE

                                            Corresponding
                    Performance         Pro Forma Adjustment
                      Factor                   Factor
                 ----------------      -----------------------
                       101%                       2%
                       102%                       4%
                       103%                       6%
                       104%                       8%
                       105%                      10%
                       106%                      14%
                       107%                      18%
                       108%                      22%
                       109%                      26%
                       110%                      30%
                       111%                      36%
                       112%                      42%
                       113%                      48%
                       114%                      54%
                       115%                      60%
                       116%                      68%
                       117%                      76%
                       118%                      84%
                       119%                      92%
                       120% or more             100%

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                    (ii) The Aggregate Performance Makeup is calculated by
          determining the Cumulative Pro Forma Adjusted Pool for all installments as set forth in (A) herein and subtracting from that number the Cumulative Accrued Shares determined as set forth in (B) herein.

                         (A) The Cumulative Pro Forma Adjusted Pool is determined by multiplying (A1) the cumulative sum of the Base Pools for all installments from the commencement of the Plan (including the current installment) by (A2) the average Performance Factor for all installments, which in turn is calculated by adding the Performance Factors for all installments from the commencement of the Plan (including the current installment) and dividing the resulting sum by the total number of installments from the commencement of the Plan. See Exhibit G for an example of this calculation.

                         (B) The number of Cumulative Accrued Shares is determined by adding (B1) the Adjusted Pool for all installments through the previous installment, with (B2) the Base Pool for the current installment. See Exhibit H for an Example of this calculation.

Exhibit I contains a summary example of the method used to calculate the Adjusted Pool.

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                    (d)  Option Carryover.  If any portion of the original
installments remains unexercisable after the Adjusted Pool for all original installments have been determined, the unexercisable portion of the original installments shall be carried forward into a carryover installment for 1992. The Adjusted Pool for the carryover installment shall consist only of the Carryover Accrual for that installment determined as provided in Section 6.3(c)(3). The unexercisable portion of the original installments shall be exercisable to the extent of the Adjusted Pool in the carryover installment.

                    (e) Allocation to Individual Optionees. The Committee shall allocate the Adjusted Pool for a given installment to the optionees participating in that installment as follows:

                         (1) If the Adjusted Pool is equal to or less than the Base Pool for the installment in question, the Adjusted Pool shall be allocated pro rate among the optionees participating in that installment in proportion to each optionee's accrual base amount for the installment. See Exhibit J for an example of this calculation.

                         (2) If the Adjusted Pool is equal to the Base Pool for the installment in question plus a Carryover Accrual, or in the case of a carryover installment, if the Adjusted Pool includes only the Carryover Accrual, then (i) with respect to the portion of the Adjusted Pool equal to the Base Pool, each optionee shall be allocated the accrual base amount for such optionee, and (ii) the Carryover Accrual shall be allocated pro rata among all optionees whose option shares from previous installments are unexercisable, in whole or in part, in proportion to the number of unexercisable option shares for each such optionee. See Exhibit K for an example of this calculation.

          6.4 Residual Carryover. For each optionee, if any portion of the original installments remains unexercisable after the adjusted amount for all original installments has been determined and the amount of the carryover installment under Section 6.3(d) has been determined, such remaining unexercisable amount shall become exercisable on April 1, 1997, and may be exercised during the period from April 1, 1997 to April 29, 1997, but in no event shall an option be exercisable in whole or in part after April 29, 1997.

          6.5 Option Exercise Price. Each option shall state the option exercise price. The option exercise price for options granted pursuant to this Plan shall be not less than 85% of the fair market value of the shares subject to the option on the date the option is granted.

          6.6 Method of Exercise. An option shall be exercised by delivery of both written notice of exercise to the Company at its principal place of business by the person entitled to exercise the option and payment for the shares with respect to which the option is exercised. Payment shall be:

               (a)  By bank certified or cashier's check; or

               (b) By the optionee's personal recourse promissory note for all or part of the option price, which promissory note is secured by a security interest in the shares issuable upon exercise of such option. Such promissory note shall be in the form and contain such terms as are determined by the Committee, including a term of not less than two years, and shall bear interest at a rate determined by the Committee at the time of exercise of the option, which interest rate shall be the lowest rate which will not cause (i) imputation of interest pursuant to Section 483 of the Internal Revenue Code of 1954, as amended, (ii) the inclusion in the gross income of any party of any original issue discount pursuant to Section 1271, et seq., of the Internal Revenue Code of 1954, as amended, (iii) the inclusion in the gross income of any party of any original issue discount, or other amounts treated as transferred, retransferred or received, pursuant to Section 7872 of the Internal Revenue Code of 1954, as amended, or (iv) any similar tax consequences under any similar or successor provisions of the Internal Revenue Code of 1954, as amended.

     Until an optionee becomes a shareholder of record, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to shares notwithstanding the exercise of the option. No adjustment shall be made for dividend or other rights as to which the record date precedes the date the optionee becomes a shareholder of record, except as provided in Section 6.10. Options may not be exercised as to fractional shares. As soon as reasonably practicable after receipt by the Company of a notice of exercise, the Company shall deliver to the optionee at the principal office of the Company, or at such other appropriate place as may be determined by the Board, a certificate or certificates for shares of stock with respect to which the option is exercised. The options granted in accordance with this Plan shall be subject to any legend and restriction imposed pursuant to any applicable state, federal or foreign securities law. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any national or other securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section 6.6 shall be accompanied by appropriate proof of the right of such person to exercise the option.

          6.7 Rights and Obligations Upon Exercise. All shares of stock issued upon exercise of an option shall be subject to the terms and conditions of Sections 5, 6 and 7 of a standard Stock Subscription Agreement of the Company regarding restrictions on transfer, rights of first refusal, third party sales, registration rights, legends and matters related thereto, a copy of which is attached hereto as Exhibit L.

          6.8 Term of Options. To the extent it is not exercised, an option granted under the Plan shall terminate and expire on the earlier of: (i) the breach by an optionee of any provision of the Agreement; (ii) midnight on April 29, 1997; or (iii) three months after an optionee ceases, for any reason, to be an employee of the Company, its parents or subsidiaries as provided in Section 6.9.

          6.9 Termination of Employment. All options granted to an optionee under the Plan which have not otherwise expired or been exercised shall terminate three months after the date such optionee ceases, for any reason, to be an employee of the Company, its parents or subsidiaries. During the three month period following any termination of employment, an optionee may exercise any or all of such optionee's option rights under the Plan, but only to the extent such option rights are or have previously been exercisable on the date of termination of employment. Notwithstanding the foregoing:

               (a) In the event of a termination of employment of an optionee due to the optionee's death, the personal representatives of the optionee, or any person or persons to whom the rights of the optionee under such options

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pass by will or by the applicable laws of descent and distribution, may, at any time within a period of six months after the death of such optionee, exercise any or all of such option rights to the extent such option rights are or have previously been exercisable on the date of death of such optionee, provided that no option shall be exercisable, in whole or in part, after April 29, 1997;

          (b) In the event such a termination of optionee's employment is due to the disability of the optionee (within the meaning of Section 37(e)(3) of the Internal Revenue Code of 1954, as amended), the optionee, the optionee's guardian or legal representative, or (in the event of the optionee's death) the personal representative of the optionee or any person or persons to whom the rights of the optionee under such options pass by will or by the applicable laws of descent and distribution, may, at any time within a period of one year after the optionee's termination of employment, exercise any or all of such option rights to the extent such option rights are or have previously been exercisable on the date of the termination of employment, provided that no option shall be exercisable, in whole or in part, after April 29, 1997.

     The Committee shall determine whether an authorized leave of absence, absence for military or governmental service or disability shall constitute termination of employment for purposes of this Section 6.9.

          6.10 Recapitalization. Subject to any required action by the Company's shareholders, the number of shares of Voting Common Stock which may be purchased upon the exercise of each outstanding option, and the exercise price per share set forth in such options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Voting Common Stock of the Company resulting from any subdivision or consolidation of shares, the payment of a stock dividend, or any other transaction in which the Company increases or decreases its issued shares of Voting Common Stock but does not receive payment for such shares, but excluding conversion or exchange of securities which are convertible or exchangeable into shares of Voting Common Stock of the Company. Any fraction of a share subject to an option that would otherwise result from an adjustment pursuant to this Section 6.10 shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

          6.11 Mergers, Sale of All Assets, or Dissolution. Subject to any required action by the Company's stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities and/or other property to which a holder of the number of shares of the Company's Voting Common Stock subject to the option would have been entitled in such merger or consolidation, provided that if such merger or consolidation in which the Company shall be the surviving corporation constitutes, in substance, a sale or transfer of all of the outstanding Voting Common Stock of the Company, such merger or consolidation shall cause each unexercised option to terminate, and each optionee shall have the right immediately prior to such merger or consolidation to exercise the options held by such optionees, in whole or in part, whether or not then otherwise exercisable under the terms of this Plan. Subject to any required action by the Company's stockholders, a merger or consolidation involving the Company in which the Company is not the surviving corporation, a sale or transfer of all or substantially all of the Company's assets or a dissolution or liquidation of the Company shall cause each unexercised option to terminate; provided, however, that each optionee shall have the right immediately prior to such merger, consolidation, sale, transfer, dissolution or liquidation to exercise the options held by such optionee, in whole or in part, whether or not then otherwise exercisable under the terms of this Plan. Notwithstanding any other provision hereof, upon a sale of all the outstanding Voting Common Stock of the Company, a merger or consolidation involving the Company in which the Company is the surviving corporation, a public offering of the Voting Common Stock of the Company registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or any other similar transaction, the Board may (but shall not be obligated to) terminate all unexercised options granted pursuant to this Plan, provided that in such event the Board shall grant each optionee the right immediately prior to a termination in contemplation of such sale of stock,

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merger or consolidation, public offering or similar transaction, to exercise the options held by such optionee, in whole or in part, whether or then otherwise exercisable under the terms of this Plan.

          6.12 Adjustments by the Committee. To the extent that the adjustments set forth in Sections 6.10 and 6.11 relate to stock or securities of the Company, such adjustments shall be made by the Committee. The determination of the Committee shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

          6.13 Withholding Taxes. Upon and after the exercise of an option, the Company shall withhold such amounts from any wages or other sums due to an optionee necessary in order for the Company to satisfy any withholding requirements in respect of any applicable income, employment or other taxes. If the amount required to be withheld exceeds 20% of the wages and other amounts then owed to the optionee, the Company at its option may determine that the exercise of the option shall not apply to some portion or all of the number of shares designated in the notice of exercise unless the optionee pays the Company to satisfy the withholding requirements.

          6.14 Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options to the extent not exercised and authorize the granting of new options in substitution therefor, up to the maximum aggregate number of shares for which options may be granted and sold under Section 5.

          6.15 Reports to Optionees. The Company shall provide financial and other information regarding the Company to each optionee at least annually while such optionee's option is outstanding. Such financial and other information shall be the information regularly provided by the Company to each of its shareholders, and shall be provided to such optionee when and substantially in the manner provided to the Company's shareholders.

          6.16 Other Provisions. The Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option and sale of stock required upon exercise of the option, as the Committee shall deem advisable.

     7. Non-assignability of Options. Options granted under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and may be exercised during the lifetime of an optionee only by such optionee or by his guardian or legal representative. Notwithstanding the foregoing, in the event of a termination of an optionee's employment due to the optionee's death or disability, the optionee, the optionee's guardian or legal representative, or (in the event of the optionee's death) the optionee's personal representative or any person or persons to whom the rights of the optionee under the option pass by will or by the applicable laws of descent and distribution, may, subject to Section 6 of the Plan, exercise the option to the extent and on the terms set forth in
Section 6.9.

          For purposes of this Section 7, an optionee shall be deemed disabled if, and only if, optionee is disabled within the meaning of Section 37(e)(3) of the Internal Revenue Code of 1954, as amended.

     8. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such respects as are permitted by law. Any such amendment of the Plan shall be subject to the approval of the Company's shareholders if required by law or the terms of this Plan. An amendment shall require shareholder approval if such amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of shares which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     9. Application of Funds. The proceeds received by the Company from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

     10. Securities Law Compliance. The Committee may, in its discretion, cause the Plan, options issued hereunder and the shares to be offered pursuant to options granted hereunder to be registered and/or qualified in accordance with the applicable regulations under the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and other applicable state securities laws. If the Company has not so registered and qualified the Plan and such options and shares, the Company may, as a condition to the exercise of any portion of an option, require the employee exercising such option to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable federal or state law, or any regulation or rule of any governmental agency, and for this purpose may require such other representations as the Company reasonably may deem to be necessary. Notwithstanding any provision of the Plan to the contrary, the Company shall not be obligated to grant any option or issue any shares upon exercise of such option under the Plan and no such grant or exercise shall be effective, unless such grant or exercise is effectively registered, qualified or exempt from registration and qualification under all applicable federal and state securities laws. Notwithstanding any other provision of this Plan or the Agreement, the Committee shall have the right to suspend an optionee's ability to exercise the option (or any portion thereof) if, but only if, in the Committee's judgment, such suspension is necessary or desirable in order to permit grants of options or sales of the Company's shares (whether under the Plan or otherwise) to qualify for any exemption from the registration and/or qualification requirements of applicable state and federal securities laws. Any such suspension of exercisability shall be for such period or periods as are determined by the Committee. All such suspensions and other determinations made in connection therewith shall be made by the Committee. Neither the Company nor the Committee, nor any officers, directors or members thereof, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section 10.

     11. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of the shares as shall be sufficient to satisfy the requirements of the Plan.

     12. Employment Relationship. Nothing set forth in this Plan or any option granted hereunder shall be construed so as to (i) in any way limit the right of the Company, its parents or subsidiaries to terminate any optionee's employment at any time, or (ii) confer upon any optionee any right to continue in the employ of the Company, its parents or subsidiaries.

                   AMENDMENT TO THE PULSE ENGINEERING, INC.
                     SENIOR MANAGEMENT STOCK OPTION PLAN

     NOW, THEREFORE, Section 6.7 of the Senior Plan is hereby amended to add the following provision to the end of the first sentence of that section:

     ; provided, however, that for as long as a Registration Statement on Form S-8 shall be in effect under the securities Act of 1933, as amended, with respect to the shares of Common Stock to be issued upon the exercise of options granted pursuant to the Plan, the legend conditions required by
     Section 7 of the standard Stock Subscription Agreement of the Company shall not be required to be placed upon certificates evidencing such Common Stock.

                   AMENDMENT TO THE PULSE ENGINEERING, INC.
                     SENIOR MANAGEMENT STOCK OPTION PLAN

     RESOLVED, that the Pulse Engineering, Inc. Senior Management Stock Option Plan is hereby amended, subject to stockholder approval, by deleting the text of Section 3, "Administration of Plan," and adding the following text:

               This Plan shall be administered by the Board or by a committee of three or more directors to which administration of this Plan is delegated by the Board (in either case, the "Committee"). No option shall be granted to a director or officer of the Company except by the Board or the Committee, a majority of which Board and a majority of the directors acting in the matter, or all members of the Committee, are "disinterested" as that term is defined in Rule 16b-3 promulgated pursuant to Section 16 of the Securities and Exchange Act of 1934 and if such disinterested administration is required in order to comply with Rule 16b-3. The Committee may delegate nondiscretionary administrative duties to such employees of the Company as it shall deem proper. The Committee may make such rules and regulations as it deems necessary to administer this Plan and to interpret the provisions of this Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Plan or any option granted under this Plan shall be final, conclusive and binding. No member of the Committee shall be liable for any determination, decision or action made with respect to this Plan or an option granted under this Plan.